Exhibit 99.1

Dell Technologies Reports Fiscal Year 2018 Fourth Quarter

and Full Year Financial Results

ROUND ROCK, Texas – March 8, 2018

News summary

•	Strong velocity with record revenue of $21.9 billion for the fourth quarter, up 9 percent

•	$6.8 billion cash flow from operations for the full year and paid $10 billion of debt since EMC transaction close

•	Exited the fiscal year with growth across all segments; strong customer acceptance across the Dell Technologies portfolio

•	Leader in 21 of the top market share categories

Full story

Dell Technologies (NYSE: DVMT) announces its fiscal 2018 fourth quarter and full year results. For the fourth quarter, consolidated revenue was $21.9 billion, up 9 percent, and non-GAAP revenue was $22.2 billion, up 8 percent from the prior period. During the quarter, the company generated a GAAP operating loss of $321 million1, with a non-GAAP operating income of $2.1 billion, up 15 percent.

For the full year, consolidated revenue was $78.7 billion and non-GAAP revenue was $79.9 billion. The company generated an annual GAAP operating loss of $3.3 billion, with a non-GAAP operating income of $6.9 billion.

“I was pleased with our results in fiscal 2018. We finished the year with good revenue and profitability momentum, with non-GAAP operating income up 15 percent year-over-year,” said Tom Sweet, chief financial officer, Dell Technologies. “We drove velocity at or above market rate in multiple areas of the business and generated strong operating cash flow as we brought the full capabilities of Dell Technologies together. In fiscal 2019 we’ll continue to execute our long-term strategy, capitalizing on our broad portfolio of solutions for customers at every stage of the digital transformation journey.”

The company ended the year with a cash and investments balance of $20.3 billion, an increase of $2.3 billion from the third quarter and an increase of $5.0 billion from last year. Since closing the EMC transaction, Dell Technologies has paid down approximately $10 billion in gross debt, excluding Dell Financial Services debt.

Fiscal year 2018 fourth quarter and full year results

	Three Months Ended			Fiscal Year Ended
	February 2, 2018	February 3, 2017	Change	February 2, 2018	February 3, 2017	Change
	(in millions, except percentages; unaudited)
Net revenue	$21,935	$20,074	9%	$78,660	$61,642	28%
Operating loss	$(321)	$(1,668)	81%	$(3,333)	$(3,252)	(2)%
Net loss from continuing operations	$(553)	$(1,414)	61%	$(3,855)	$(3,737)	(3)%

Non-GAAP net revenue	$22,219	$20,581	8%	$79,929	$62,822	27%
Non-GAAP operating income	$2,120	$1,843	15%	$6,855	$5,113	34%
Non-GAAP net income from continuing operations	$1,097	$1,091	1%	$3,660	$2,687	36%
Adjusted EBITDA	$2,466	$2,184	13%	$8,217	$5,941	38%

Dell Technologies’ fiscal year 2017 included an additional week, which is incorporated into the company’s fourth quarter results for FY2017. Fourth quarter fiscal 2018 non-GAAP operating income excludes approximately $2.4 billion of adjustments, and full year fiscal 2018 non-GAAP operating income excludes approximately $10.2 billion of adjustments, primarily related to purchase accounting and amortization of intangible assets.

Information about Dell Technologies’ use of non-GAAP financial information is provided under “Non-GAAP Financial Measures” below. All comparisons in this press release are year-over-year unless otherwise noted.

“We exited the year with growth across all of our segments, with particular strength in commercial client and in servers and networking. In addition, we saw demand growth up double digits for all-flash and triple digits for hyper-converged infrastructure in the fourth quarter, and we see a significant opportunity to ignite momentum in traditional storage in fiscal 2019,” said Jeff Clarke, vice-chairman, Products & Operations, Dell Technologies. “With our industry leadership, innovation and laser-like focus on making our solutions easy to buy and own, we’ll continue in fiscal year 2019 to deliver on the commitments we make to customers.”

Operating segments summary

Client Solutions Group revenue for the fiscal fourth quarter was $10.6 billion, up 8 percent versus the fourth quarter of last year. Commercial revenue grew 9 percent to $7.3 billion and Consumer revenue was up 6 percent to $3.3 billion. Revenue for the full year was $39.5 billion. Operating income for the fourth quarter was $581 million, a 70 percent increase, and was $2.2 billion for the full year.

Key fourth quarter highlights include:

•	Year-over-year worldwide PC share growth for 20th consecutive quarter[2]

•	No. 1 share position worldwide for displays, gaining unit share year-over-year for the 18th consecutive quarter[3]

•	Record holiday season sales for consumer and gaming products

•	Record-high 87 product awards at the Consumer Electronics Show

Infrastructure Solutions Group revenue for the fourth quarter was $8.8 billion, a 5 percent increase. This was driven by $4.6 billion in servers and networking, a 27 percent increase, and $4.2 billion in storage. Revenue for the full year was $30.7 billion, with servers and networking revenue at $15.4 billion and storage revenue at $15.3 billion. Operating income was $748 million for the fourth quarter and $2.2 billion for the full year.

Key fourth quarter highlights:

•	Third consecutive quarter of record server revenue, fueled by double-digit growth for both PowerEdge and Cloud servers

•	Worldwide leader for x86 servers in calendar fourth quarter, both in units and revenue[4]

•	No. 1 market share position in all-flash arrays[4]

•	Demand for all-flash offerings exited fiscal 2018 at a nearly $5 billion run rate

VMware revenue for the fourth quarter was $2.3 billion, up 20 percent, with operating income of $834 million, up 48 percent, and 35.8 percent of revenue.

Fourth quarter revenue from other businesses, including Pivotal, RSA, Secureworks and Virtustream, was $492 million, up 3 percent.

Conference call information

As previously announced, the company will hold a conference call to discuss its fourth quarter and full-year performance today at 7 a.m. CDT. The conference call will be broadcast live over the internet and can be accessed at investors.delltechnologies.com. For those unable to listen to the live broadcast, an archived version will be available at the same location for one year.

A slide presentation containing additional financial and operating information may be downloaded from Dell Technologies’ website at investors.delltechnologies.com.

Dell Technologies World

Join us April 30 - May 3 in Las Vegas at Dell Technologies World, the company’s flagship event that brings together latest emerging trends, technology and gurus, from the edge to the core to the cloud. During the event, experts from all seven Dell Technologies businesses will demonstrate to customers and partners the connected ecosystem of IT infrastructure, applications, devices and security that can enable real transformation across their organizations. Learn more at www.delltechnologiesworld.com.

About Dell Technologies

Dell Technologies is a unique family of businesses that provides the essential infrastructure for organizations to build their digital future, transform IT and protect their most important asset, information. The company services customers of all sizes across 180 countries – ranging from 99 percent of the Fortune 500 to individual consumers – with the industry’s most comprehensive and innovative portfolio from the edge to the core to the cloud.

MEDIA CONTACTS:

Dave Farmer

(508) 293-7206

dave.farmer@dell.com

Lauren Lee

(512) 728-4374

lauren.lee@dell.com

INVESTOR RELATIONS CONTACTS:

Karen Litzler-Hollier

(512) 728-0388

karen.litzler-hollie@dell.com

Hall Butler

(512) 723-4963

hall.butler@dell.com

# # #

Copyright © 2018 Dell Inc. or its subsidiaries. All Rights Reserved. Dell Technologies, Dell, EMC and Dell EMC are trademarks of Dell Inc. or its subsidiaries. Other trademarks may be trademarks of their respective owners.

1 Due to the EMC transaction as well as the Dell going-private transaction, significant non-cash bridging items will remain between GAAP and non-GAAP results for the next few years. Prior-year historical Dell Technologies financials do not include EMC historical results for the first and second quarters and a portion of the third quarter in fiscal 2017, thereby impacting any year-over-year comparisons for the full year. EMC results are included for the full fourth quarter of Fiscal 2017, thereby year-over-year results are comparable for the fourth quarter.

2 IDC WW Quarterly Personal Computing Device (PCD) Tracker CY17Q4

3 DisplaySearch Desktop Monitor Market Tracker CY17Q3

4 IDC WW Quarterly Server Tracker CY17Q4

Non-GAAP Financial Measures:

This press release presents information about Dell Technologies’ non-GAAP net revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income from continuing operations, EBITDA and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with generally accepted accounting principles in the United States of America (“GAAP”). A reconciliation of each of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided in the attached tables for each of the fiscal periods indicated.

Special Note on Forward-Looking Statements:

Statements in this press release that relate to future results and events are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 and are based on Dell Technologies’ current expectations. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes.

Dell Technologies’ results or events in future periods could differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties, and other factors that include, but are not limited to, the following: competitive pressures; Dell Technologies’ reliance on third-party suppliers for products and components including reliance on single-source or limited-source suppliers; Dell Technologies’ ability to achieve favorable pricing from its vendors; adverse global economic conditions and instability in financial markets; Dell Technologies’ execution of its growth, business and acquisition strategies; the success of Dell Technologies’ cost efficiency measures; Dell Technologies’ ability to manage solutions and products and services transitions in an effective manner; Dell Technologies’ ability to deliver high-quality products and services; Dell Technologies’ foreign operations and ability to generate substantial non-U.S. net revenue; Dell Technologies’ product, customer, and geographic sales mix, and seasonal sales trends; the performance of Dell Technologies’ sales channel partners; access to the capital markets by Dell Technologies or its customers; weak economic conditions and additional regulation; counterparty default risks; the loss by Dell Technologies of any services contracts with its customers, including government contracts, and its ability to perform such contracts at its estimated costs; Dell Technologies’ ability to develop and protect its proprietary intellectual property or obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; infrastructure disruptions, cyberattacks, or other data security breaches; Dell Technologies’ ability to hedge effectively its exposure to fluctuations in foreign currency exchange rates and interest rates; expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other tax compliance matters; impairment of portfolio investments; unfavorable results of legal proceedings; increased costs and additional regulations and requirements as a result of Dell Technologies’ operation as a public company; Dell Technologies’ ability to develop and maintain effective internal control over financial reporting; compliance requirements of changing environmental and safety laws; the effect of armed hostilities, terrorism, natural disasters, and public health issues; the impact of the financial performance of VMware; and the market volatility of Dell Technologies’ pension plan assets.

This list of risks, uncertainties, and other factors is not complete. Dell Technologies discusses some of these matters more fully, as well as certain risk factors that could affect the Dell Technologies’ business, financial condition, results of operations, and prospects, in its reports filed with the Securities and Exchange Commission, including Dell Technologies’ Annual Report on Form 10-K for the fiscal year ended February 3, 2017, quarterly reports on Form 10-Q, and current reports on Form 8-K. These filings are available for review through the Securities and Exchange Commission’s website at www.sec.gov. Any or all forward-looking statements Dell Technologies makes may turn out to be wrong and can be affected by inaccurate assumptions Dell Technologies might make or by known or unknown risks, uncertainties and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. Dell Technologies does not undertake to update, and expressly disclaims any duty to update, its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

DELL TECHNOLOGIES INC.

Condensed Consolidated Statements of Income (Loss) and Related Financial Highlights

(in millions, except per share amounts and percentages; unaudited)

	Three Months Ended			Fiscal Year Ended
	February 2, 2018	February 3, 2017	Change	February 2, 2018	February 3, 2017	Change
Net revenue:
Products	$16,798	$15,196	11%	$58,801	$48,706	21%
Services	5,137	4,878	5%	19,859	12,936	54%

Total net revenue	21,935	20,074	9%	78,660	61,642	28%

Cost of net revenue:
Products	14,009	13,313	5%	50,215	42,169	19%
Services	2,146	2,230	(4)%	8,391	6,514	29%

Total cost of net revenue	16,155	15,543	4%	58,606	48,683	20%

Gross margin	5,780	4,531	28%	20,054	12,959	55%
Operating expenses:
Selling, general, and administrative	5,014	4,928	2%	19,003	13,575	40%
Research and development	1,087	1,271	(14)%	4,384	2,636	66%

Total operating expenses	6,101	6,199	(2)%	23,387	16,211	44%

Operating loss	(321)	(1,668)	81%	(3,333)	(3,252)	(2)%
Interest and other, net	(555)	(742)	25%	(2,355)	(2,104)	(12)%

Loss from continuing operations before income taxes	(876)	(2,410)	64%	(5,688)	(5,356)	(6)%
Income tax benefit	(323)	(996)	68%	(1,833)	(1,619)	(13)%

Net loss from continuing operations	(553)	(1,414)	61%	(3,855)	(3,737)	(3)%
Income from discontinued operations, net of income taxes	—	1,144	(100)%	—	2,019	(100)%

Net loss	(553)	(270)	(105)%	(3,855)	(1,718)	(124)%
Less: Net loss attributable to non-controlling interests	(42)	(34)	(24)%	(127)	(46)	(176)%

Net loss attributable to Dell Technologies Inc.	$(511)	$(236)	(117)%	$(3,728)	$(1,672)	(123)%

Earnings (loss) per share attributable to Dell Technologies Inc. – basic:
Continuing operations – Class V Common Stock – basic	$(1.12)	$0.64		$1.41	$1.44
Continuing operations – DHI Group – basic	$(0.51)	$(2.68)		$(7.08)	$(8.52)
Discontinued operations – DHI Group – basic	$—	$2.02		$—	$4.30
Earnings (loss) per share attributable to Dell Technologies Inc. – diluted:
Continuing operations – Class V Common Stock – diluted	$(1.12)	$0.64		$1.39	$1.43
Continuing operations – DHI Group – diluted	$(0.51)	$(2.68)		$(7.08)	$(8.52)
Discontinued operations – DHI Group – diluted	$—	$2.02		$—	$4.30
Weighted-average shares outstanding:
Basic – Class V Common Stock	199	215		203	217
Diluted – Class V Common Stock	199	215		203	217
Basic – DHI Group	568	566		567	470
Diluted – DHI Group	568	566		567	470
Percentage of Total Net Revenue:
Gross margin	26%	23%		25%	21%
Selling, general, and administrative	23%	25%		24%	22%
Research and development	5%	6%		6%	4%
Operating expenses	28%	31%		30%	26%
Operating loss	(1)%	(8)%		(4)%	(5)%
Loss from continuing operations before income taxes	(4)%	(12)%		(7)%	(9)%
Net loss from continuing operations	(3)%	(7)%		(5)%	(6)%
Income tax rate	37%	41%		32%	30%

DELL TECHNOLOGIES INC.

Consolidated Statements of Financial Position

(in millions; unaudited)

	February 2, 2018	February 3, 2017
ASSETS
Current assets:
Cash and cash equivalents	$13,942	$9,474
Short-term investments	2,187	1,975
Accounts receivable, net	11,177	9,420
Short-term financing receivables, net	3,919	3,222
Inventories, net	2,678	2,538
Other current assets	5,054	4,144

Total current assets	38,957	30,773
Property, plant, and equipment, net	5,390	5,653
Long-term investments	4,163	3,802
Long-term financing receivables, net	3,724	2,651
Goodwill	39,920	38,910
Intangible assets, net	28,265	35,053
Other non-current assets	1,862	1,364

Total assets	$122,281	$118,206

LIABILITIES, REDEEMABLE SHARES, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$7,873	$6,329
Accounts payable	18,334	14,422
Accrued and other	7,661	7,119
Short-term deferred revenue	12,024	10,265

Total current liabilities	45,892	38,135
Long-term debt	43,998	43,061
Long-term deferred revenue	10,223	8,431
Other non-current liabilities	6,797	9,339

Total liabilities	106,910	98,966

Redeemable shares	384	231
Stockholders’ equity:
Total Dell Technologies Inc. stockholders’ equity	9,326	13,243
Non-controlling interests	5,661	5,766

Total stockholders’ equity	14,987	19,009

Total liabilities, redeemable shares, and stockholders’ equity	$122,281	$118,206

DELL TECHNOLOGIES INC.

Condensed Consolidated Statements of Cash Flows

(in millions; unaudited)

	Three Months Ended		Fiscal Year Ended
	February 2, 2018	February 3, 2017	February 2, 2018	February 3, 2017
Cash flows from operating activities:
Net loss	$(553)	$(270)	$(3,855)	$(1,718)
Adjustments to reconcile net loss to net cash provided by operating activities	3,684	1,010	10,665	4,027

Change in cash from operating activities	3,131	740	6,810	2,309

Cash flows from investing activities:
Investments:
Purchases	(935)	(267)	(4,389)	(778)
Maturities and sales	885	612	3,878	1,173
Capital expenditures	(310)	(282)	(1,212)	(699)
Proceeds from sale of facilities, land, and other assets	—	—	—	24
Capitalized software development costs	(88)	(122)	(369)	(207)
Collections on purchased financing receivables	5	4	30	35
Acquisition of businesses, net	(435)	(15)	(658)	(37,629)
Divestitures of businesses, net	—	6,873	—	6,873
Asset acquisitions, net	(1)	—	(96)	—
Asset dispositions, net	(6)	—	(59)	—
Other	(6)	—	(6)	(48)

Change in cash from investing activities	(891)	6,803	(2,881)	(31,256)

Cash flows from financing activities:
Payment of dissenting shares obligation	—	—	—	(446)
Share repurchases for tax withholdings on vesting of equity awards	(86)	(65)	(385)	(93)
Proceeds from the issuance of DHI Group Common Stock	—	18	—	4,422
Proceeds from the issuance of common stock of subsidiaries	21	63	131	164
Repurchases of DHI Group Common Stock	—	—	(6)	(10)
Repurchases of Class V Common Stock	(1)	(569)	(723)	(701)
Repurchases of common stock of subsidiaries	(169)	—	(724)	(611)
Payments for debt issuance costs	(4)	(4)	(48)	(853)
Proceeds from debt	1,247	907	14,439	46,893
Repayments of debt	(1,140)	(7,322)	(12,321)	(16,960)
Other	—	6	1	16

Change in cash from financing activities	(132)	(6,966)	364	31,821

Effect of exchange rate changes on cash and cash equivalents	128	(7)	175	24

Change in cash and cash equivalents	2,236	570	4,468	2,898

Cash and cash equivalents at beginning of period, including amounts held for sale	11,706	8,904	9,474	6,576

Cash and cash equivalents at end of the period	$13,942	$9,474	$13,942	$9,474

DELL TECHNOLOGIES INC.

Segment Information

(in millions, except percentages; unaudited)

	Three Months Ended			Fiscal Year Ended
	February 2, 2018	February 3, 2017	Change	February 2, 2018	February 3, 2017	Change
Client Solutions Group (CSG):
Net Revenue:
Commercial	$7,294	$6,663	9%	$27,747	$26,006	7%
Consumer	3,295	3,113	6%	11,708	10,748	9%

Total CSG net revenue	$10,589	$9,776	8%	$39,455	$36,754	7%

Operating Income:

CSG operating income	$581	$342	70%	$2,193	$1,845	19%

% of CSG net revenue	5%	3%		6%	5%
% of total segment operating income	27%	18%		32%	34%

Infrastructure Solutions Group (ISG):
Net Revenue:
Servers and networking	$4,576	$3,612	27%	$15,398	$12,834	20%
Storage	4,236	4,783	(11)%	15,254	8,942	71%

Total ISG net revenue	$8,812	$8,395	5%	$30,652	$21,776	41%

Operating Income:

ISG operating income	$748	$1,004	(25)%	$2,179	$2,393	(9)%

% of ISG net revenue	8%	12%		7%	11%
% of total segment operating income	35%	53%		32%	45%

VMware:
Net Revenue:

Total VMware net revenue	$2,329	$1,936	20%	$7,925	$3,225	146%

Operating Income:

VMware operating income	$834	$565	48%	$2,520	$1,113	126%

% of VMware net revenue	36%	29%		32%	35%
% of total segment operating income	38%	30%		36%	21%

Reconciliation to consolidated net revenue:
Reportable segment net revenue	$21,730	$20,107		$78,032	$61,755
Other businesses (a)	492	480		1,901	1,026
Unallocated transactions (b)	(3)	(6)		(4)	41
Impact of purchase accounting (c)	(284)	(507)		(1,269)	(1,180)

Total net revenue	$21,935	$20,074		$78,660	$61,642

Reconciliation to consolidated operating income (loss):
Reportable segment operating income	$2,163	$1,911		$6,892	$5,351
Other businesses (a)	(31)	(3)		(21)	(39)
Unallocated transactions (b)	(12)	(65)		(16)	(199)
Impact of purchase accounting (c)	(351)	(1,240)		(1,546)	(2,294)
Amortization of intangibles	(1,730)	(1,535)		(6,980)	(3,681)
Transaction-related expenses (d)	(87)	(159)		(502)	(1,488)
Other corporate expenses (e)	(273)	(577)		(1,160)	(902)

Total operating loss	$(321)	$(1,668)		$(3,333)	$(3,252)

(a)	Other businesses consist of RSA Information Security, SecureWorks, Pivotal, and Boomi, and do not constitute a reportable segment, either individually or collectively, as the results of the businesses are not material to the Company’s overall results and the businesses do not meet the criteria for reportable segments.
(b)	Unallocated transactions includes long-term incentives, certain short-term incentive compensation expenses, and other corporate items that are not allocated to Dell Technologies’ reportable segments.
(c)	Impact of purchase accounting includes non-cash purchase accounting adjustments that are primarily related to the EMC merger transaction.
(d)	Transaction-related expenses includes acquisition, integration, and divestiture related costs.
(e)	Other corporate expenses includes severance and facility action costs as well as stock-based compensation expense.

SUPPLEMENTAL SELECTED NON-GAAP FINANCIAL MEASURES

These tables present information about the Company’s non-GAAP net revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income from continuing operations, EBITDA, and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with generally accepted accounting principles in the United States of America (“GAAP”). A detailed discussion of Dell Technologies’ reasons for including these non-GAAP financial measures, the limitations associated with these measures, the items excluded from these measures, and our reason for excluding those items are presented in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Non-GAAP Financial Measures” in our periodic reports filed with the SEC. Dell Technologies encourages investors to review the non-GAAP discussion in conjunction with the presentation of non-GAAP financial measures.

DELL TECHNOLOGIES INC.

Selected Non-GAAP Financial Measures

(in millions, except percentages; unaudited)

	Three Months Ended			Fiscal Year Ended
	February 2, 2018	February 3, 2017	Change	February 2, 2018	February 3, 2017	Change
Non-GAAP net revenue	$22,219	$20,581	8%	$79,929	$62,822	27%

Non-GAAP gross margin	$7,022	$6,595	6%	$25,185	$16,819	50%
% of non-GAAP net revenue	32%	32%		32%	27%

Non-GAAP operating expenses	$4,902	$4,752	3%	$18,330	$11,706	57%
% of non-GAAP net revenue	22%	23%		23%	19%

Non-GAAP operating income	$2,120	$1,843	15%	$6,855	$5,113	34%
% of non-GAAP net revenue	10%	9%		9%	8%

Non-GAAP net income from continuing operations	$1,097	$1,091	1%	$3,660	$2,687	36%
% of non-GAAP net revenue	5%	5%		5%	4%

Adjusted EBITDA	$2,466	$2,184	13%	$8,217	$5,941	38%
% of non-GAAP net revenue	11%	11%		10%	9%

DELL TECHNOLOGIES INC.

Reconciliation of Selected Non-GAAP Financial Measures

(in millions, except percentages; unaudited)

	Three Months Ended			Fiscal Year Ended
	February 2, 2018	February 3, 2017	Change	February 2, 2018	February 3, 2017	Change
Net revenue	$21,935	$20,074	9%	$78,660	$61,642	28%
Non-GAAP adjustments:
Impact of purchase accounting	284	507		1,269	1,180

Non-GAAP net revenue	$22,219	$20,581	8%	$79,929	$62,822	27%

Gross margin	$5,780	$4,531	28%	$20,054	$12,959	55%
Non-GAAP adjustments:
Amortization of intangibles	910	847		3,694	1,653
Impact of purchase accounting	292	1,110		1,312	2,007
Transaction-related expenses	2	18		24	43
Other corporate expenses	38	89		101	157

Non-GAAP gross margin	$7,022	$6,595	6%	$25,185	$16,819	50%

Operating expenses	$6,101	$6,199	(2)%	$23,387	$16,211	44%
Non-GAAP adjustments:
Amortization of intangibles	(820)	(688)		(3,286)	(2,028)
Impact of purchase accounting	(59)	(130)		(234)	(287)
Transaction-related expenses	(85)	(141)		(478)	(1,445)
Other corporate expenses	(235)	(488)		(1,059)	(745)

Non-GAAP operating expenses	$4,902	$4,752	3%	$18,330	$11,706	57%

Operating loss	$(321)	$(1,668)	81%	$(3,333)	$(3,252)	(2)%
Non-GAAP adjustments:
Amortization of intangibles	1,730	1,535		6,980	3,681
Impact of purchase accounting	351	1,240		1,546	2,294
Transaction-related expenses	87	159		502	1,488
Other corporate expenses	273	577		1,160	902

Non-GAAP operating income	$2,120	$1,843	15%	$6,855	$5,113	34%

Net loss from continuing operations	$(553)	$(1,414)	61%	$(3,855)	$(3,737)	(3)%
Non-GAAP adjustments:
Amortization of intangibles	1,730	1,535		6,980	3,681
Impact of purchase accounting	351	1,240		1,546	2,294
Transaction-related expenses	87	159		502	1,485
Other corporate expenses	273	577		1,160	902
Aggregate adjustment for income taxes	(791)	(1,006)		(2,673)	(1,938)

Non-GAAP net income from continuing operations	$1,097	$1,091	1%	$3,660	$2,687	36%

Net loss from continuing operations	$(553)	$(1,414)	61%	$(3,855)	$(3,737)	(3)%
Adjustments:
Interest and other, net	555	742		2,355	2,104
Income tax benefit	(323)	(996)		(1,833)	(1,619)
Depreciation and amortization	2,143	2,041		8,634	4,840

EBITDA	$1,822	$373	388%	$5,301	$1,588	234%

EBITDA	$1,822	$373	388%	$5,301	$1,588	234%
Adjustments:
Stock-based compensation expense	205	215		835	392
Impact of purchase accounting	284	1,075		1,274	1,926
Transaction-related expenses	87	159		502	1,525
Other corporate expenses	68	362		305	510

Adjusted EBITDA	$2,466	$2,184	13%	$8,217	$5,941	38%